UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2025

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street, 4th Floor San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

845 Market Street, Suite 450, San Francisco, California, 94103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e) Amended Change in Control and Severance Agreements for Named Executive Officers

On March 22, 2025, the Board of Directors (the “Board”) of Marin Software Incorporated (the “Company”) approved the Company’s entry into an amended and restated change in control and severance agreement (the “Amended and Restated Severance Agreement”) with each of the Company’s named executive officers, Christopher Lien, Robert Bertz, and Wister Walcott (each an “NEO”), effective as of March 24, 2025, which amends and supersedes each NEO’s Change in Control and Severance Agreement (or in the case of Mr. Bertz, his Amended and Restated Change in Control and Severance Agreement), which are described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 5, 2024 under the section “Executive Compensation—Potential Payments upon Employment Termination and Change in Control Events.”

Each Amended and Restated Severance Agreement provides that in the event of the Company terminating such NEO without Cause (as defined in the Amended and Restated Severance Agreement) or such NEO voluntarily resigning his employment for Good Reason (as defined in the Amended and Restated Severance Agreement), in either case not in connection with a Change in Control (as defined in the Amended and Restated Severance Agreement (such a termination, a “Qualifying Termination”), then such NEO shall be entitled to the following:

•
In the case of Mr. Lien, 4.5 months of his then-current monthly base salary, 37.5% of his annual target bonus in effect prior to the Qualifying Termination, and payment or reimbursement of the Company’s portion of Mr. Lien’s COBRA premiums for the earlier of (i) 4.5 months, (ii) the date Mr. Lien is eligible for coverage under another medical insurance plan, and (iii) the date the Company no longer offers health insurance to its active employees.
•
In the case of Messrs. Bertz and Walcott, 3 months of their then-current monthly base salary, 25% of their applicable annual target bonus in effect prior to the Qualifying Termination, and payment or reimbursement of the Company’s portion of their respective COBRA premiums for the earlier of (i) 3 months, (ii) the date such NEO is eligible for coverage under another medical insurance plan, and (iii) the date the Company no longer offers health insurance to its active employees.

Additionally, the definition of “CIC Qualifying Termination” has been revised such that a Separation (as defined in the Amended and Restated Severance Agreement) in connection with the consummation of a Change in Control, including a Separation made at the request of the prospective acquirer whose proposed acquisition would constitute a Change in Control upon its completion, or within five (5) months prior to, or twelve (12) months following, the consummation of a Change in Control resulting from (A) the Company or its successor terminating the NEO’s employment for any reason other than Cause or (B) the NEO voluntarily resigning his employment for Good Reason. Except as noted above, the benefits provided in connection with a CIC Qualifying Termination are substantially similar to those that would have been available to each NEO under their respective prior Change in Control and Severance Agreements.

The foregoing summary of the Amended and Restated Severance Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Severance Agreements with Mr. Lien, Mr. Bertz and Mr. Walcott, which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Document

10.1	Amended and Restated Change in Control and Severance Agreement, dated March 15, 2025, between Marin Software Incorporated and Christopher Lien.

10.2	Amended and Restated Change in Control and Severance Agreement, dated March 15, 2025, between Marin Software Incorporated and Robert Bertz.

10.3	Amended and Restated Change in Control and Severance Agreement, dated March 15, 2025, between Marin Software Incorporated and Wister Walcott.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: March 27, 2025	By:	/s/ Robert Bertz
Robert Bertz
Chief Financial Officer